Form N-SAR,
Sub-Item 77I
Terms of new or amended securities


NUVEEN MULTISTATE TRUST I

333-16617, 811-07747



The Registrant has added a new share class to each series
(fund) in the Trust. A description of such class can be found in the Prospectus dated February 10, 2014, filed on Form
485BPOS on February 10, 2014, Accession No.
0001193125-14-042242.